Exhibit 10.14
QUANEX BUILDING PRODUCTS CORPORATION
EXECUTIVE PERFORMANCE STOCK AWARD AGREEMENT
<<Name>>
Grantee

Date of Award:	<< >>

Target Number of Shares of Common Stock:	<< >>
AWARD GRANT
1.
GRANT OF PERFORMANCE STOCK AWARD. The Compensation Committee (the “Committee”) of the Board of Directors of Quanex Building Products Corporation, a Delaware corporation (the “Company”), pursuant to the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above, an opportunity to receive shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), based upon attainment of the Performance Goals during the Performance Period on the terms and conditions set forth in this Performance Stock Award Agreement (this “Agreement”).

For purposes of this Agreement, the term “Performance Period” means the  _____-year period beginning           , 20  _____, and ending                     , 20  _____  (the “Ending Date”). For purposes of this Agreement, the term “Performance Goals” means                     .
2.
FINAL PERFORMANCE FACTOR. The aggregate number of shares of the Common Stock to be issued to you under this Agreement (the “Shares”) is equal to the Target Number of Shares of Common Stock set forth above multiplied by the Final Performance Factor (which is determined as provided below):

2.1 The Final Performance Factor shall be equal to one (1) if (a) the Company achieves the Target Milestone during the Performance Period and does not achieve the Maximum Milestone during the Performance Period, (b) a Change in Control of the Company has not occurred on or before the last day of the Performance Period, and (c) you remain in the active employ of one or more members of the Company Group through the last day of the Performance Period. For purposes of this Agreement, the “Target Milestone” means                      and the “Maximum Milestone” means                     .
2.2 The Final Performance Factor shall be equal to two (2) if (a) the Company achieves the Maximum Milestone during the Performance Period, (b) a Change in Control of the Company has not occurred on or before the last day of the Performance Period, and (c) you remain in the active employ of one or more members of the Company Group through the last day of the Performance Period.
2.3 The Final Performance Factor shall be equal to three-fourths (3/4) if (a) the Company achieves the Threshold Milestone during the Performance Period and does not achieve the Target Milestone during the Performance Period, (b) a Change in Control of the Company has not occurred on or before the last day of the Performance Period, and (c) you remain in the active employ of one or more members of the Company Group through the last day of the Performance Period. For purposes of this Agreement, the “Threshold Milestone” means                     .
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2.4 If the performance standard achieved with respect to a particular Performance Goal is between the Threshold Milestone and the Target Milestone or between the Target Milestone and the Maximum Milestone, the applicable Final Performance Factor shall be determined by interpolation.
For example, assume that the Committee grants an executive a performance based compensation award under the Plan that is contingent upon achieving Performance Goal A and Performance Goal B, weighting the importance of the goals as 50% and 50%, respectively. The Committee establishes Threshold, Target and Maximum Milestones for each Goal. The Final Performance Factor assigned for achieving the threshold, target and maximum performance standards are 3/4, 1 and 2, respectively. Finally, assume that the executive is awarded 2,000 Performance Shares with a Target Value of $100, is continuously employed by the Company throughout the Performance Period and achieves the Maximum Milestone for Performance Goal A, and precisely halfway between the Target and Maximum Milestones for Performance Goal B. The total amount payable to the executive under the award is $250,000, which is determined as follows: The amount payable to the executive with respect to Performance Goal A is $100,000 (50% (Performance Goal Percentage) x 2,000 (Performance Shares) x $100 (Performance Share Value) x 1 (Final Performance Factor) = $100,000), and the amount payable to the executive with respect to Performance Goal B is $150,000 (50% (Performance Goal Percentage) x 2000 (Performance Shares) x $100 (Target Value) x 1.5 (Final Performance Factor)= $150,000).
2.5 If the Threshold Milestone is not achieved during the Performance Period and a Change in Control of the Company has not occurred on or before the last day of the Performance Period, then the award pursuant to this Agreement shall lapse and be forfeited as of the last day of the Performance Period.
2.6 The Committee’s determinations with respect to the Performance Period for purposes of this Agreement shall be binding upon all persons. The Committee may not increase the amount payable under this Agreement.
3.	PAYMENT. Unless otherwise provided in this Agreement, the Company, on behalf of the Employer, shall cause the Shares to be issued to you on _____, 20 _____ (the “Payment Date”).
Upon the issuance of Shares pursuant to this Agreement the Shares shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).
4.
TERMINATION OF EMPLOYMENT/CHANGE IN CONTROL OF THE COMPANY. The following provisions will apply in the event your employment with the Company and all Affiliates (collectively, the “Company Group”) terminates, or a Change in Control of the Company occurs, on or before the last day of the Performance Period.

4.1 Termination Generally. If your employment with the Company Group terminates on or before the last day of the Performance Period for any reason other than one of the reasons described in Sections 4.2 through 4.5 below, all of your rights in the Agreement will lapse and be completely forfeited on the date your employment terminates.
(i) Termination Without Cause or for Good Reason in Connection With a Potential Change in Control of the Company Before the Ending Date. If (a) the Company Group terminates your employment without Cause (as defined in the Change in Control Agreement between you and the Company) on or before the Ending Date prior to a Change in Control of the Company (whether or not a Change in Control of the Company ever occurs) and such termination is at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control of the Company or is otherwise in connection with or in anticipation of a Change in Control of the Company (whether or not a Change in Control of the Company ever occurs) or (b) you terminate your employment with the Company Group for Good Reason (as defined in the Change in Control Agreement between you and the Company) on or before the Ending Date prior to a Change in Control of the Company (whether or not a Change in Control of the Company ever occurs),
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and such termination or the circumstance or event which constitutes Good Reason occurs at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control of the Company or is otherwise in connection with or in anticipation of a Change in Control of the Company (whether or not a Change in Control of the Company ever occurs), then ten (10) business days after the date your employment relationship with the Company Group terminates, the Company will issue to you that number of shares of the Common Stock equal to the product of (A) the Target Number of Shares of Common Stock set forth in this Agreement and (B) a fraction, the numerator of which is the number of years from the beginning of the Performance Period (rounded up to the nearest full year) through the date of the Change in Control of the Company and the denominator of which is the number of years in the Performance Period.
(ii) Employment Not Terminated Before a Change in Control of the Company on or Before the Ending Date. If a Change in Control of the Company occurs on or before the Ending Date and your employment with the Company Group does not terminate before the date the Change in Control of the Company of the Company occurs, then ten (10) business days after the date of the closing of the Change in Control of the Company, the Company will issue to you that number of shares of the Common Stock equal to the product of (A) the Target Number of Shares of Common Stock set forth in this Agreement and (B) a fraction, the numerator of which is the number of years from the beginning of the Performance Period (rounded up to the nearest full year) through the date of the Change in Control of the Company and the denominator of which is the number of years in the Performance Period.
4.2 Permanent Disability. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if your employment with the Company Group terminates because you incur a Permanent Disability before the last day of the Performance Period then the Company will issue to you shares of Common Stock in an amount equal to the product of (1) and (2) where (1) is the number of shares you would have received under the Agreement if your employment with the Company Group had not been terminated before the end of the Performance Period and (2) is a fraction, the numerator of which is the number of days from the beginning of the Performance Period through the date your employment with the Company Group terminates and the denominator of which is the number of days in the Performance Period. Any amount payable pursuant to this Section will be paid to you on the Payment Date. After such Shares are issued to you, you will have no further rights with respect to the Agreement and the Company Group will have no further obligations to you pursuant to the Agreement.
4.3 Death. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you die before the last day of the Performance Period and while in the active employ of one or more members of the Company Group, then the Company will issue to your estate shares of Common Stock in an amount equal to the product of (1) and (2) where (1) is the number of shares you would have received under the Agreement if your employment with the Company Group had not been terminated before the end of the Performance Period and (2) is a fraction, the numerator of which is the number of days from the beginning of the Performance Period through the date your employment with the Company Group terminates and the denominator of which is the number of days in the Performance Period. Any amount payable pursuant to this Section 4.4 will be paid to your estate on the Payment Date. After such Shares are issued, the Company Group will have no further obligations to you pursuant to the Agreement.
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4.4 Retirement. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if your employment with the Company Group terminates due to your Retirement before the last day of the Performance Period then the Company will issue to you shares of Common Stock in an amount equal to the product of (1) and (2) where (1) is the number of shares you would have received under the Agreement if your employment with the Company Group had not been terminated before the end of the Performance Period and (2) is a fraction, the numerator of which is the number of days from the beginning of the Performance Period through the date your employment with the Company Group terminates and the denominator of which is the number of days in the Performance Period. Any amount payable pursuant to this Section 4.5 will be paid to you on the Payment Date. After such Shares are issued to you, you will have no further rights with respect to the Agreement and the Company Group will have no further obligations to you pursuant to the Agreement. For purposes of this Section 4.5, “Retirement” means the voluntary termination of your employment relationship with the Company Group on or after the date on which (a) you are age 65 or (b) you are age 55 and have five years of service with the Company Group.
5.
TAX WITHHOLDING. To the extent that the issuance of Shares pursuant to the Agreement results in income, wages or other compensation to you for any income, employment or other tax purposes with respect to which the Company or the legal entity that is a member of the Company Group and that is classified as your employer (the “Employer”) has a withholding obligation, you shall deliver to the Company at the time of such receipt or issuance, as the case may be, such amount of money as the Company or the Employer may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company is authorized to withhold from the Shares or from any cash or stock remuneration or other payment then or thereafter payable to you by the Company or the Employer any tax required to be withheld by reason of such taxable income, wages or compensation including (without limitation) shares of Common Stock sufficient to satisfy the withholding obligation based on the last per share sales price of the Common Stock for the trading day immediately preceding the date that the withholding obligation arises, as reported in the New York Stock Exchange Composite Transactions.

6.
NONTRANSFERABILITY. The Agreement is not transferable by you otherwise than by will or by the laws of descent and distribution. Your rights under this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company Group shall not be bound thereby.

7.
CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the award granted under the Agreement shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.
AWARD UNDER THE AGREEMENT DOES NOT AWARD ANY RIGHTS OF A SHAREHOLDER. You shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the award granted to you under the Agreement. Only after the Shares are issued in exchange for your rights under this Agreement will you have all of the rights of a shareholder with respect to such Shares issued in exchange for your rights under this Agreement.

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9.
EMPLOYMENT RELATIONSHIP. For purposes of the Agreement, you shall be considered to be in the employment of the Company Group as long as you have an employment relationship with the Company Group. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan, and the Committee’s determination shall be final and binding on all persons.

10.
NOT AN EMPLOYMENT AGREEMENT. The Agreement is not an employment agreement, and no provision of the Agreement shall be construed or interpreted to create an employment relationship between you and the Company or any Affiliate or guarantee the right to remain employed by the Company or any Affiliate for any specified term.

11.
SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

12.
LIMIT OF LIABILITY. Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

13.	REGISTRATION. The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.
14.
SALE OF SECURITIES. The Shares that may be issued under this Agreement may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

15.	EMPLOYER LIABLE FOR PAYMENT. Except as specified in Section 4.2, the Employer is liable for the payment of any amounts that become due under the Agreement.
16.
MISCELLANEOUS. The Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. The term “you” and “your” refer to the Grantee named in the Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or the Agreement.

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In accepting the award granted in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan, this Agreement and the Terms and Conditions.

QUANEX BUILDING
PRODUCTS CORPORATION

Raymond Jean — Chief Executive Officer
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